UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2005 (April 6, 2005)

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 303-383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreements.

Lease Receivables Facility

ARC Housing LLC and ARC HousingTX LP (collectively, “Housing”), each an indirect wholly owned subsidiary of Affordable Residential Communities LP, a Delaware limited partnership (the “Operating Partnership”), entered into a two-year, $75.0 million secured revolving credit facility (the “Lease Facility”) with Merrill Lynch Mortgage Capital Inc. (“Merrill”), dated as of April 6, 2005, to be used to finance the purchase of manufactured homes and for general corporate purposes.  Affordable Residential Communities Inc. (“ARC”) conducts substantially all of its operations through the Operating Partnership, is the sole general partner of the Operating Partnership, and held a 94.4% ownership interest in the Operating Partnership as of March 31, 2005.

Borrowings under the Lease Facility will be secured by an assignment of all lease receivables and rents, an assignment of the underlying manufactured homes and a pledge by ARCHC LLC and ARC Housing GP LLC of 100% of the outstanding equity in Housing.  Borrowings under the Lease Facility will bear interest at one-month LIBOR plus 7.0%, decreasing to one-month LIBOR plus 3.25% after July 31, 2005, provided Housing meets certain quarterly performance targets.  Interest is payable monthly.

Borrowings under the Lease Facility are limited to an amount equal to approximately 55% of the net book value of the eligible manufactured housing units owned by Housing and located in ARC’s communities, subject to applicable borrowing base requirements.  The maximum amount available under the Lease Facility will decrease by $3.0 million per quarter commencing July 1, 2005.

The Lease Facility will be converted from a revolving credit facility to a term loan, and the amortization of the Lease Facility will be accelerated, if, as of the end of any fiscal quarter, (1) ARC’s real estate net segment income for the two most recent fiscal quarters is less than 90% of one-half of ARC’s real estate net segment income for the four fiscal quarters preceding such two most recent fiscal quarters; (2) ARC’s aggregate community occupancy ratio is less than 79.0%; or (3) the ratio of Housing’s net operating income for the most recent fiscal quarter to Housing’s interest expense for the most recent fiscal quarter is less than 1.25-to-1.0.

Repayment of the Lease Facility is guaranteed by the Operating Partnership, by ARCHC LLC and by ARC Housing GP LLC.  The Operating Partnership’s guarantee of the Lease Facility (the “Operating Partnership Guarantee”) contains the following covenants:  (i) ARC must maintain a tangible net worth of not less than $500.0 million as of the last day of each fiscal quarter; (ii) ARC must maintain a debt to tangible net worth ratio of no more than 3.0 to 1.0 as of the last day of each fiscal quarter; (iii) ARC must have not less than $15.0 million in cash as of the last day of each fiscal quarter; and (iv) the Operating Partnership may not enter into any guarantees other than the guaranty provided to Textron Financial Corporation (“Textron”) with respect to its $50.0 million wholesale financing facility provided to

ARC Dealership, Inc., a subsidiary of the Operating Partnership (“ARC Dealership”), the guarantee of the Amended Chattel Facility described below, and other guarantees not exceeding $5.0 million in the aggregate.  A breach of any of these covenants would result in a default under the Lease Facility.

Copies of the Lease Facility and the Operating Partnership Guarantee are attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.  The descriptions of the Lease Facility and the Operating Partnership Guarantee set forth above are qualified in their entirety by reference to such Exhibits.

Amended Chattel Facility

Concurrently with the closing of the Lease Facility, Enspire Finance, LLC (“Enspire”), an indirect wholly owned subsidiary of the Operating Partnership, and Merrill entered into Amendment No. 1 to the Master Repurchase Agreement, dated as of February 18, 2004, between Enspire and Merrill, which provided for a $225.0 million credit facility to be secured by manufactured housing installment loans originated by ARC Dealership (as amended, the “Amended Chattel Facility”).  The amendment, among other things, reduces the committed amount under the Amended Chattel Facility to $125.0 million and modifies certain covenants of Enspire contained in the original Master Repurchase Agreement.  Pursuant to the modified covenants in the Amended Chattel Facility, Enspire is required to: (i) maintain a tangible net worth of $2.0 million on and after June 30, 2005; (ii) maintain a tangible net worth at the end of any calendar quarter of not less than 80% of its tangible net worth at the end of the second preceding calendar quarter; (iii) maintain a debt to tangible net worth ratio of not greater than 4.0 to 1.0 and (iv) not enter into any guarantees other than guarantees not to exceed $5.0 million in the aggregate.

Repayment of the Amended Chattel Facility is guaranteed by the Operating Partnership pursuant to a Second Amended and Restated Guaranty, dated as of April 6, 2005 (the “Amended Operating Partnership Guaranty”).  The Amended Operating Partnership Guaranty contains substantially the same covenants as those set forth in the Operating Partnership Guaranty described above, and a breach of any of these covenants would result in a default under the Amended Chattel Facility.

Repayment of the Amended Chattel Facility also is guaranteed by ARC Dealership pursuant to an Amended and Restated Guaranty, dated as of April 6, 2005 (the “Amended Dealership Guaranty”).  Pursuant to the Amended Dealership Guaranty, ARC Dealership is required to: (i) maintain a tangible net worth of $3.0 million after March 31, 2005; (ii) maintain a tangible net worth at the end of any calendar quarter of not less than 80% of its tangible net worth at the end of the second preceding calendar quarter; (iii) maintain an indebtedness to tangible net worth ratio of not greater than 4.0 to 1.0; and (iv) not enter into any guarantees other than guarantees not to exceed $5.0 million in the aggregate.  A breach of any of these covenants by ARC Dealership would result in a default under the Amended Chattel Facility.

Copies of the Amended Chattel Facility, the Amended Operating Partnership Guaranty and the Amended Dealership Guaranty are attached to this Form 8-K as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.  The descriptions of the Amended Chattel Facility, the Amended Operating Partnership Guaranty and the Amended Dealership Guaranty set forth above are qualified in their entirety by reference to such Exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description

Exhibit 10.1	Credit Agreement, dated as April 6, 2005, by and among ARC Housing LLC, ARC HousingTX LP and Merrill Lynch Mortgage Capital Inc.

Exhibit 10.2	Guarantee, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc.

Exhibit 10.3	Amendment No. 1 to Master Repurchase Agreement, dated as of April 6, 2005, by and between Enspire Finance LLC and Merrill Lynch Mortgage Capital Inc.

Exhibit 10.4	Second Amended and Restated Guaranty, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc.

Exhibit 10.5	Amended and Restated Guaranty, dated as of April 6, 2005, made by ARC Dealership, Inc. in favor of Merrill Lynch Mortgage Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

	By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Credit Agreement, dated as April 6, 2005, by and among ARC Housing LLC, ARC HousingTX LP and Merrill Lynch Mortgage Capital Inc.

Exhibit 10.2	Guarantee, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc.

Exhibit 10.3	Amendment No. 1 to Master Repurchase Agreement, dated as of April 6, 2005, by and between Enspire Finance LLC and Merrill Lynch Mortgage Capital Inc.

Exhibit 10.4	Second Amended and Restated Guaranty, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc.

Exhibit 10.5	Amended and Restated Guaranty, dated as of April 6, 2005, made by ARC Dealership, Inc. in favor of Merrill Lynch Mortgage Capital Inc.